UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AfterNext Acquisition I Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13 Stamford Road,

#02-11, Singapore 178905

Telephone: +65 8768 8988

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, one right, and one redeemable warrant to acquire one Class A ordinary share	The Nasdaq Stock Market LLC
Class A Ordinary Shares, $0.0001 par value	The Nasdaq Stock Market LLC
Warrants	The Nasdaq Stock Market LLC
Rights	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-292005.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the units, Class A ordinary shares, rights and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in AfterNext Acquisition I Corp.’s (the “Registrant”) Registration Statement on Form S-1 (Registration No. 333-292005) initially filed with the Securities and Exchange Commission on December 8, 2025, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is filed subsequent to the Registration Statement is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 19, 2026

AfterNext Acquisition I Corp.

By:	/s/ Zhiyang (Anna) Zhou
Name:	Zhiyang (Anna) Zhou
Title:	Chief Executive Officer and Director